Exhibit 10.2

AMENDMENT TO AND WAIVER UNDER

LOAN DOCUMENTS

AMENDMENT TO AND WAIVER UNDER THE LOAN DOCUMENTS, dated as of July 25, 2005, by and among Manchester Securities Corporation, a New York corporation (“Manchester”), Alexander Finance, L.P. an Illinois limited partnership (“Alexander” and together with Manchester, the “Lenders”), ISCO International, Inc., a Delaware corporation (the “Company”), Spectral Solutions, Inc., a Colorado corporation (“Spectral”) and Illinois Superconductor, a Canada corporation, an Ontario corporation (“ISCO Canada” and together with Spectral, the “Guarantors”).

W I T N E S S E T H

WHEREAS, pursuant to a certain Third Amended and Restated Loan Agreement, dated as of November 10, 2004, as amended (the “Loan Agreement”), by and among the Lenders and the Company, the Lenders have provided loan commitments to the Company in the aggregate principal amount of $8,500,000 which are due April 1, 2006;

WHEREAS, to evidence borrowing made under the Loan Agreement (and its predecessor agreements), the Company has issued notes (the “Notes”) to the Lenders;

WHEREAS, the Notes and certain other obligations have been guaranteed by the Guarantors, who are subsidiaries of the Company, each such guaranty being made pursuant to separate Third Amended and Restated Guaranties dated as of November 10, 2004, as amended (the “Guaranties”);

WHEREAS, the Notes and certain other obligations have been secured by the assets of the Company and the Guarantors pursuant to a certain Third Amended and Restated Security Agreement, dated as of November 10, 2004, as amended, by and among the Company, the Lenders and the Guarantors (the “Security Agreement”, and together with the Loan Agreement, the Notes, and the Guaranties, the “Loan Documents”);

WHEREAS, the Company and the Lenders previously amended the Loan Documents to reflect (i) that the maturity dates for the Notes be extended from April 1, 2005 to April 1, 2006; (ii) that commencing on April 1, 2005, interest (other than default interest) shall accrue on such notes at the rate of the lesser of 9% per annum or the highest rate permitted by law; and (iii) that certain conforming changes be made to the Loan Documents;

WHEREAS, the parties desire that the terms of the Loan Documents be further modified by extending the Maturity Date of the Notes to August 1, 2007;

WHEREAS, the Company is contemplating entering into a Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of the date hereof with Elliott Associates, L.P., Elliott International, L.P., and Grace Brothers, Ltd. (the “July 2005 Equity Transaction”); and

WHEREAS, the Lenders wish to waive pursuant to Section 1.6(b) of the Loan Agreement, the requirement that the Company prepay all or part of the Notes upon its receipt of proceeds upon a sale of its capital stock in order to permit the Company to enter into the July 2005 Equity Transaction without having to use such proceeds to prepay the Notes.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (capitalized terms used and not defined herein shall have the meaning set forth in the Loan Agreement):

1. Repayment Dates; Maturity of Notes. The Termination Date and Maturity Dates (as defined in each of the Notes) for all the Notes shall be extended from April 1, 2006 to August 1, 2007. Upon this Agreement becoming effective pursuant to the terms herein, the Company and Lenders shall exchange amended and restated Notes for the Notes currently held by the Lenders.

2. Amendment of Security Agreement and Guaranties.

(a) The Security Agreement is hereby amended by modifying the term “Obligations,” as defined in Section 2 of the Security Agreement, to refer to the Loan Agreement, 2002 Notes, 2003 Notes, July 2004 Notes, November 2004 Notes and Restated Guaranties (all as defined therein) as modified by this Agreement.

(b) Each of the Guaranties is modified such that the definition of “Obligations” in Section 1(a) thereof, is hereby amended to include the Notes, the Loan Agreement and Security Agreement (as such terms are defined in the Guaranties) as amended by this Agreement.

3. Representations and Warranties. The Company hereby restates the representations in Section 2.1 of the Loan Agreement and Section 3 of the Security Agreement, as of the date hereof (other than the representation in Section 2.1(g) of the Loan Agreement, which is made as of the date of the Loan Agreement). The Guarantors hereby restate their respective representations in Section 3 of the Security Agreement and Section 8 of the Guaranties, as of the date hereof. The Lenders hereby restate their representations in Section 2.2 of the Loan Agreement, as of the date hereof.

4. Waiver under the Loan Documents. Pursuant to Section 1.6(b) of the Loan Agreement, the Company is obligated to prepay the Notes on the day that it receives cash proceeds upon a sale of its capital stock. The Lenders hereby agree to waive the requirement under Section 1.6(b) of the Loan Agreement with respect to the July 2005 Equity Transaction in order to permit the Company to enter into the July 2005 Equity Transaction without requiring the Company to use such cash proceeds to prepay the Notes. This waiver is a one-time waiver and shall not be deemed to be a waiver of Section 1.6(b) of the Loan Agreement with respect to any other issuances of the Company’s capital stock.

5. Press Release. The Company and the Lenders shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither the Company nor any Lender shall issue any such press release or otherwise make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

6. Effective Date of this Agreement. The terms of this Agreement shall be effective on the Closing Date of the Securities Purchase Agreement.

7. Miscellaneous.

(a) As modified hereby, the Loan Documents shall remain in full force and effect.

(b) The Company shall, upon request of the Lenders, reimburse them for their legal expenses incurred in the preparation of this Agreement and for related transactions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

ISCO INTERNATIONAL, INC.

By:	/s/ John Thode
Name:	John Thode
Title:	Chief Executive Officer

SPECTRAL SOLUTIONS, INC.

By:	/s/ John Thode
Name:	John Thode
Title:	CEO

ILLINOIS SUPERCONDUCTOR CANADA CORPORATION

By:	/s/ John Thode
Name:	John Thode
Title:	CEO

MANCHESTER SECURITIES CORPORATION

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

ALEXANDER FINANCE, L.P.

By:	/s/ Bradford T. Whitmore
Name:	BRADFORD T. WHITMORE
Title:	PRESIDENT: BUN PARTNERS, INC.
Its:	GENERAL PARTNER

COLLATERAL AGENT

UNDER SECURITY AGREEMENT:

MANCHESTER SECURITIES CORPORATION

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

5